CONFIDENTIAL
Exhibit 4.23
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].

ADT:11203/24
46th ADDENDUM TO THE SOFTWARE IMPLEMENTATION AND/OR DEVELOPMENT SERVICES AGREEMENT

By this private instrument, on one side,
COMPASS.UOL TECNOLOGIA LTDA., headquartered at Rua Coronel Chicuta, No. 575, 4th floor, in the City of Passo Fundo, Rio Grande do Sul, registered with the CNPJ/MF under No. [*****], represented in accordance with its constitutive acts, hereinafter simply referred to as “COMPASS.UOL”, and on the other side;

PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A., a company established at Avenida Brigadeiro Faria Lima, No. 1384, 4th floor, Part A, City of São Paulo, State of São Paulo, registered with the CNPJ under No. [*****], herein represented in accordance with its constitutive acts, hereinafter referred as “CLIENT”;

WHEREAS:

(i) On July 15, 2019, the Parties signed the Software Implementation and/or Development Services Agreement (“Agreement”), for the provision of specialized services on demand by COMPASS.UOL, formalized through the Service Agreements, integral parts of the Contract;
(ii) On December 18, 2023, the Parties signed Service Agreement No. 230, with the objective of providing the scope of process automation using the RPA tool, effective for 12 (twelve) months, starting on December 16, 2023 and ending on December 15, 2024 ("AS No. 230”); and
(iii) The Parties, by mutual agreement, resolve to renew the term and readjust the prices of the Agreement.

The Parties hereby execute this 46th Addendum to the Agreement (“Addendum”), in accordance with the following terms and conditions:

CLAUSE 1 – OBJECT

1.1. The Parties resolve, by mutual agreement, regardless of the provisions of the Agreement, to readjust by [*****] the Service Agreement No. 230.

1.2. The Parties also resolve to renew the validity of Service Agreement No. 230 for a period of [*****], starting on December 15, 2024, with an expected end date of [*****], being renewed under the terms of the Agreement.

CONFIDENTIAL

1.3. As the Parties resolve, by mutual agreement, to renew the validity of the Master Contract from 01/07/2024, establishing that it will remain valid for a period of 5 (five) years, and may be renewed through the signing of an addendum.

1.4. The Parties hereby ratify all other terms and conditions of the Agreement, clarifying that the terms and clauses not expressly amended by this document shall remain unchanged and in full force and effect.

The Parties acknowledge the validity and effectiveness of contracting through electronic, digital, and computerized means, constituting an extrajudicial executive title for all legal purposes, even if established with an electronic signature or certification outside the ICP-BRASIL standards, as provided by Article 10 of Provisional Measure No. 2.200/2001 in force in Brazil. Therefore, this document, as well as its respective addenda, may be executed by such means, dispensing with the need for witnesses, pursuant to § 4 of Article 784 of Law No. 13.105/2015 (Code of Civil Procedure).

In witness whereof, the Parties execute this Addendum.

São Paulo, November 21, 2024.

/s/ Marcelo Moojen Epperlein
RG: [*****]
/s/ Rogildo Torquato Landim
RG: [*****]
COMPASS.UOL TECNOLOGIA LTDA.
/s/Renato Bertozzo Duarte
RG: [*****]
/s/Artur Gaulke Schunck
RG: [*****]
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A.